Exhibit 10.87

Amendment #1 to

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (“Semach Amendment 1”) to the Executive Employment Agreement (“Agreement”) by and between TTEC Services Corporation (“TTEC” or the “Company”), a wholly owned subsidiary of TTEC Holdings, Inc. (“TTEC Parent”) and Dustin J. Semach ("Executive") is executed to be effective as of January 1, 2023 (“Effective Date”).

WHEREAS, in September 2021, the Company and Mr. Semach entered into the Agreement in connection with his employment with the Company as Chief Financial Officer of TTEC Parent;

WHEREAS, Mr. Semach’s responsibilities as the Chief Financial Officer expanded in 2022 to include various functions previously overseen by TTEC chief operating officer;

WHEREAS, the Company determined that the terms of the Agreement should be modified to reflect Mr. Semach’s expanded role;

NOW, THEREFORE, the Agreement is hereby amended as outlined below (all capitalized terms used in this Amendment and not otherwise defined in this document, have the meaning ascribed to them in the Agreement).

1.	Paragraphs 2(a) through 2(c) of the Agreement shall be amended as follows:

•	As of January 1, 2023, Executive’s Base Salary shall change from $400,000 to $500,000 per year.

•	Starting with the 2023 performance year, Executive’s VIP opportunity shall be adjusted to 100% of his Base Salary.

•	Starting with the 2023 performance year, Executive shall be eligible for an annual RSU equity grant opportunity and annual PRSU equity grant opportunity of $600,000, each.

All other provisions of Paragraphs 2(a) through (c) shall remain as stated in the Agreement.

2.	Add Paragraph 2(h) of the Agreement to read as follows:

“ One-Time Retention Equity Grants. As a retention incentive, the Company also agreed to provide Executive, in March 2023, a one-time $1.25 million RSU equity grant, vesting in equal installments over a five year period; and $1.25 million in PRSUs, subject to a 3-year cliff vesting period with the actual value of the award to be determined based on the Company’s performance in 2025.

The RSUs/PRSUs will be granted under the terms of the grant-specific Equity Agreements. These Equity Agreements will provide specific vesting schedules, performance metrics, if any, and other material terms of each grant.”

Executive	TTEC Services Corporation

[Signature on File]	[Signature on File]

Dustin J. Semach	Michael P. Wellman, TTEC Chief People Officer

Date: January 6, 2023	Date: January 6, 2023

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